EXHIBIT 10.17

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), made as of January 27, 2022 (the “Third Amendment Effective Date”), is made among RIGETTI & CO, LLC (as successor-in-interest to RIGETTI & CO, INC.), a Delaware limited liability company, (“Borrower”), and TRINITY CAPITAL INC., a Maryland corporation (“Lender”).

Borrower and Lender are parties to a Loan and Security Agreement dated as of March 10, 2021, as amended by that certain First Amendment to Loan and Security Agreement dated as of May 18, 2021, and that certain Second Amendment to Loan and Security Agreement dated as of October 21, 2021 (as further amended, restated or modified from time to time, the “Loan and Security Agreement”). Borrower has requested that Lender agree to certain amendments to the Loan and Security Agreement. Lender has agreed to such request, subject to the terms and conditions hereof.

Accordingly, the parties hereto agree as follows:

SECTION 1    Definitions; Interpretation.

(a)    Terms Defined in Loan and Security Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement.

(b)    Interpretation. The rules of interpretation set forth in Article 1 of the Loan and Security Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2    Amendments to the Loan and Security Agreement.

(a)    New Definitions. The following definitions are hereby added to Article 1 of the Loan and Security Agreement in their proper alphabetical order.

“Exit Fee” means an amount equal to twenty percent (20%) of any Advances made pursuant to the Tranche C Loan and any Advances made hereunder after the funding of the Tranche C Loan.

“Rigetti Holdings Guaranty” means that certain Guaranty by and between Rigetti Holdings Inc. and Lender, dated as of the Third Amendment Effective Date.

“Third Amendment” means the Third Amendment to Loan and Security Agreement entered into to be effective as of the Third Amendment Effective Date, by and between Lender and Borrower.

“Third Amendment Effective Date” means January 27, 2022.

“Tranche C Loan” has the meaning provided in Section 2.1(b).

(b)    Amended and Restated Definitions. The following definitions are hereby amended and restated as follows:

“Loan Documents” means this Agreement, the Notes (if any), the Rigetti Holdings Guaranty, the Pledge Agreement, the Warrant, the Participation Rights Agreement, each Account Control Agreement, the IP Security Agreement, any intercreditor or subordination agreement, any mortgage, any landlord waivers and bailee waivers, the Perfection Certificate, each Compliance Certificate, each Loan Payment Request Form and every other document evidencing, securing or relating to the Loans, in each case as amended, amended and restated, supplemented or otherwise modified from time to time.

“Maximum Credit Limit” means Thirty-Two Million Dollars ($32,000,000.00).

“Equity Milestone” means Borrower shall have received on or after the Third Amendment Effective date, but prior to April 1, 2022, unrestricted (including not subject to any clawback, redemption, escrow or similar contractual restriction) net proceeds of not less than Seventy-Five Million Dollars ($75,000,000) from the issuance and sale by Borrower of its equity securities or convertible subordinated notes with existing investors and on terms reasonably satisfactory to Lender.”

(c)    Section 2.1(b). The following language is hereby added to the end of Section 2.1(b):

“The Tranche C Loan will be Five Million Dollars ($5,000,000.00), to be funded on the Third Amendment Effective Date, upon satisfaction of the conditions in Section 2.3 and payment of the Documentation and Funding Fees associated with the Tranche C Loan.”

(d)    Section 2.1(c). Section 2.1(c) is hereby amended and restated in its entirety as follows:

“(c)    Lender Expenses. At the time of the Advances hereunder, Borrower will pay Lender for all reasonable out-of-pocket costs related to the Loans, including travel, UCC searches and filing fees, insurance and legal costs (including reasonable allocated costs of internal counsel) related to the Loan Documents (such costs collectively, the “Documentation and Funding Fees”).”

(e)    Section 2.1(d). A new Subsection 2.1(d) is hereby added in its proper numerical order, to read in its entirety as follows:

“(d)    Additional Loans. Lender may make additional Loans hereunder, in an amount not to exceed Eight Million Dollars ($8,000,000.00) more than the Maximum Credit Limit as of the Third Amendment Effective Date, at Lender’s sole and absolute discretion, and on terms mutually agreed to between the parties. For the avoidance of doubt, Lender has no obligation to fund Loans above the Maximum Credit Limit hereunder.”

(f)    Section 2.12. A new Subsection 2.12 is hereby added in its proper numerical order, to read in its entirety as follows:

“2.12    Exit Fee. Upon the earliest of (a) the consummation of the SPAC Transaction, (b) achievement of the Equity Milestone, or (c) the repayment of all Obligations hereunder, Borrower shall pay to Lender the Exit Fee.”

(g)    Exhibit B. Exhibit B of the Loan and Security Agreement is hereby updated in accordance with Section 2.1(a)(ii) pursuant to Annex A attached hereto.

(h)    References Within Loan and Security Agreement. Each reference in the Loan and Security Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.

SECTION 3    Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a)    Fees and Expenses. Borrower shall have paid (i) all invoiced costs and expenses then due in accordance with Section 5(d) and (ii) all other fees, costs and expenses, if any, due and payable as of the Second Amendment Effective Date under the Loan and Security Agreement.

(b)    This Amendment. Lender shall have received this Amendment, dated as of the date hereof, executed by Lender and Borrower.

(c)    Representations and Warranties; No Default. On the Third Amendment Effective Date, after giving effect to the amendments of the Loan and Security Agreement contemplated hereby:

(i)    The representations and warranties contained in Section 4 shall be true and correct on and as of the Third Amendment Effective Date as though made on and as of such date; and

(ii)    There exist no Events of Default or events that with the passage of time would result in an Event of Default.

SECTION 4    Representations and Warranties. To induce Lender to enter into this Amendment, Borrower hereby confirms, as of the Third Amendment Effective Date, that (a) after giving effect to the amendments contemplated hereby, the representations and warranties made by it in Article 4.1 of the Loan and Security Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; (b) there has not been and there does not exist a Material Adverse Change; and (c) other than as updated on Exhibit A attached hereto, the information included in the Perfection Certificate delivered to Lender on the Closing Date remains true and correct. For the purposes of this Section 4, (i) each reference in in Article 4.1 of the Loan and Security Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment, and (ii) any representations and warranties which relate solely to an earlier date shall not be deemed confirmed and restated as of the date hereof (provided that such representations and warranties shall be true, correct and complete as of such earlier date).

SECTION 5    Post-Closing Covenant. Within ten (10) days of the Third Amendment Effective Date, Borrower shall cause Rigetti Holdings, Inc. to execute and deliver to Lender a joinder to the Loan and Security Agreement to become a co-borrower thereunder or a Guaranty to become a Guarantor thereunder, together with such appropriate financing statements and/or Account Control Agreements, all in form and substance satisfactory to Lender, including being sufficient to grant Lender a first priority lien (subject to limitations set forth in Section 3.1 and the definition of “Permitted Liens” in the Loan and Security Agreement) in and to the assets of Rigetti Holdings, Inc.

SECTION 6    Miscellaneous.

(a)    Loan Documents Otherwise Not Affected; Reaffirmation. Except as expressly amended pursuant hereto or referenced herein, the Loan and Security Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. Lender’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future. Borrower hereby reaffirms the grant of security under Section 3.1 of the Loan and Security Agreement and hereby reaffirms that such grant of security in the Collateral secures all Obligations under the Loan and Security Agreement, including without limitation any Loans funded on or after the Third Amendment Effective Date, as of the date hereof.

(b)    Release. In consideration of the agreements of Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Lender and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. Borrower waives the provisions of California Civil Code Section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

(c)    No Reliance. Borrower hereby acknowledges and confirms to Lender that Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(d)    Costs and Expenses. Borrower agrees to pay to Lender within ten (10) days of its receipt of an invoice (or on the Third Amendment Effective Date to the extent invoiced on or prior to the Third Amendment Effective Date), the out-of-pocket costs and expenses of Lender, and the fees and disbursements of counsel to Lender (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the Second Amendment Effective Date or after such date.

(e)    Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(f)    Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAWS OTHER THAN THE LAWS OF THE STATE OF CALIFORNIA), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

(g)    Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(h)    Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(i)    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(j)    Loan Documents. This Amendment and the documents related hereto shall constitute Loan Documents.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

RIGETTI & CO, LLC

By:	/s/ Chad Rigetti
Name: Chad Rigetti
Its: Chief Executive Officer

LENDER:

TRINITY CAPITAL INC.,
a Maryland corporation,
as Lender

By:	/s/ Sarah Stanton
Name: Sarah Stanton
Its: General Counsel and Secretary

[Signature Page to Third Amendment to Loan and Security Agreement (Trinity/RIGETTI & CO)]

Annex A

Exhibit B (Amortization Schedule)

(See Attached.)

[Exhibit A

Updates to Perfection Certificate]

Rigetti & Co, Inc. has been converted to Rigetti & Co, LLC. A new parent company, Rigetti Holdings, Inc., has been created that will merge with the SPAC entity.

Qualified to do business: Add Canada, Germany

New entities:

•	Rigetti GmbH, wholly owned sub of Rigetti & Co, LLC formed May 14, 2021 - this entity has no operations to date

•	Rigetti Computing Canada, Inc., wholly owned sub of Rigetti & Co, LLC formed June 7, 2021 - this entity has 2 employees only and rents a two-person office:

Rigetti Computing Canada, Inc.

450 SW Marine Drive

18th Floor

Vancouver BC V5X 0C3

New Officer of the Company: Brian Sereda, CFO

Current Board of Directors:

Chad Rigetti

Gen. Peter Pace (Chairman)

Dr. Ray O. Johnson

Alissa M. Fitzgerald

David Cowan

Cathy McCarthy